Remitly Reports First Quarter 2022 Results
Active customers up 42% year over year
Send volume up 43% year over year
Revenue up 49% year over year
Raising 2022 revenue outlook

SEATTLE, WA / May 5, 2022 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a leading digital financial services provider for immigrants and their families in over 160 countries around the world, reported results for the first quarter ended March 31, 2022.

“We had a strong start to the year and delivered peace of mind to millions of customers sending money home,” said Matt Oppenheimer, Remitly’s Chief Executive Officer. “Looking ahead, we have raised our revenue outlook for 2022 as we are seeing the benefit from strong repeat usage and new customer growth at highly attractive unit economics. We plan to continue our disciplined investments in redefining the remittance experience, developing new products for immigrants and expanding across the globe. We believe our investments will enable us to accomplish our vision of transforming the lives of immigrants and their families by providing the most trusted financial services on the planet.”

First Quarter 2022 Highlights and Key Operating Data:
(All comparisons relative to the first quarter of 2021)
•Active customers increased to 3.0 million, from 2.1 million, up 42%.
•Send volume increased to $6.1 billion, from $4.3 billion, up 43%.
•Revenue totaled $136.0 million, compared to $91.1 million, up 49%.
•Net loss was $23.3 million, compared to $7.8 million.
•Adjusted EBITDA was $(12.1) million, compared to $(5.8) million.

2022 Financial Outlook:
For fiscal year 2022, Remitly currently expects:
•Total revenue in the range of $610 million to $620 million, representing a growth rate of 33% to 35% year over year. This outlook reflects an increase from our prior outlook of $605 million to $615 million.
•Adjusted EBITDA in the range of $(40) million to $(30) million.

Leadership Transition:
Today, Remitly is announcing that Chief Financial Officer Susanna Morgan has decided to leave the Company later this year in order to pursue other opportunities. A search for the next CFO is underway by the Company with the assistance of an executive search firm. Ms. Morgan will continue as CFO until a successor is in place and she will continue with the Company in an advisory capacity thereafter, until September 30, 2022, to ensure a smooth transition.

Reconciliation of GAAP to Non-GAAP Financial Measures:
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include but are not limited to income taxes and stock-based compensation expense which are directly impacted by unpredictable fluctuations in the market price of our common stock.

Note: All percentage changes described within this press release are calculated using amounts in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included with the Company's SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 PM Eastern Time on Thursday, May 5, 2022 to discuss its first quarter 2022 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com/. A webcast replay will be available on our website at https://ir.remitly.com/ following the live event.

We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
Some of the financial information and data contained in this presentation, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP").
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provide additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

We calculate Adjusted EBITDA as net loss adjusted by i) interest expense, net; ii) provision for income taxes; iii) noncash charge of depreciation and amortization; iv) other expense (income), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; and v) non-cash stock-based compensation expense, net, as well as non-cash charges associated with our donation of common stock in connection with our Pledge 1% commitment. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by i) non-cash stock-based compensation expense, as well as ii) non-cash charges associated with our donation of common stock in connection with our Pledge 1% commitment.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2022 financial outlook, including forecasted fiscal year 2022 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, our expectations concerning relationships with third parties, including strategic, banking and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to keep data and our technology platform secure, the success of any acquisitions or investments that we make, our ability to compete effectively, and our ability to stay in compliance applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of changes to immigration laws, macroeconomic conditions and geopolitical forces on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2022 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a leading digital financial services provider for immigrants and their families in over 160 countries around the world. Remitly helps immigrants send money home in a safe, reliable and transparent manner. Its digitally-native, cross-border remittance app eliminates the long wait times, complexities and fees typical of traditional remittance processes. Building on its strong foundation, Remitly is expanding its suite of products to further its mission and transform financial services for immigrants all around the world. Founded in 2011, Remitly is headquartered in Seattle and has seven global offices, including London, Cork, Singapore, Manila and Managua.

Contacts

Media:
Danielle Vincent
remitly@inkhouse.com

Investor Relations:
Stephen Shulstein
Vice President of Investor Relations
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021
Revenue	$136,014	$91,056
Costs and expenses
Transaction expenses(1)	56,263	41,110
Customer support and operations(1) (2)	13,870	8,631
Marketing(1) (2)	40,621	26,116
Technology and development(1) (2)	23,575	11,644
General and administrative(1) (2)	23,342	10,882
Depreciation and amortization	1,517	1,245
Total costs and expenses	159,188	99,628
Loss from operations	(23,174)	(8,572)
Interest income	36	5
Interest expense	(313)	(259)
Other income, net	669	1,426
Loss before provision for income taxes	(22,782)	(7,400)
Provision for income taxes	528	370
Net loss attributable to common stockholders	$(23,310)	$(7,770)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.14)	$(0.34)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	164,391,753	22,711,379

(1) Exclusive of depreciation and amortization, shown separately, above.
(2) Includes stock-based compensation expense, net.
Stock-based Compensation Expense, net:

	Three Months Ended March 31,
(in thousands)	2022	2021
Customer support and operations	$93	$8
Marketing	1,032	285
Technology and development	4,072	590
General and administrative	4,397	639
Total	$9,594	$1,522

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
(in thousands)	2022	2021
Assets
Current assets
Cash and cash equivalents	$444,605	$403,262
Disbursement prefunding	57,177	119,627
Customer funds receivable, net	81,702	67,215
Prepaid expenses and other current assets	23,413	17,448
Total current assets	606,897	607,552
Restricted cash	51	51
Property and equipment, net	9,671	9,249
Operating lease right-of-use assets	7,272	5,302
Other non-current assets, net	3,645	3,510
Total assets	$627,536	$625,664
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,048	$1,210
Customer liabilities	80,926	70,483
Accrued expenses and other current liabilities	60,001	66,683
Operating lease liabilities	3,590	3,240
Total current liabilities	150,565	141,616
Operating lease liabilities, non-current	4,362	2,907
Other non-current liabilities	1,106	813
Total liabilities	$156,033	$145,336
Commitments and contingencies
Stockholders' equity
Common stock	17	16
Additional paid-in capital	753,983	739,503
Accumulated other comprehensive income	257	253
Accumulated deficit	(282,754)	(259,444)
Total stockholders' equity	471,503	480,328
Total liabilities and stockholders' equity	$627,536	$625,664

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(23,310)	$(7,770)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,517	1,245
Stock-based compensation expense, net	9,594	1,522
Other	83	7
Changes in operating assets and liabilities:
Disbursement prefunding	62,450	34,425
Customer funds receivable	(14,453)	(11,298)
Prepaid expenses and other assets	(6,221)	(5,165)
Operating lease right-of-use assets	807	661
Accounts payable	4,857	8,474
Customer liabilities	10,257	48,390
Accrued expenses and other liabilities	(4,362)	(6,740)
Operating lease liabilities	(969)	(835)
Net cash provided by operating activities	40,250	62,916
Cash flows from investing activities
Purchases of property and equipment	(872)	(265)
Capitalized internal-use software costs	(753)	(933)
Net cash used in investing activities	(1,625)	(1,198)
Cash flows from financing activities
Proceeds from issuance of Series F convertible preferred stock, net of issuance costs	—	3,000
Proceeds from exercise of stock options	2,601	1,126
Repayments of revolving credit facility borrowings, net	—	(15,000)
Net cash provided by (used in) financing activities	2,601	(10,874)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	117	84
Net increase in cash, cash equivalents and restricted cash	41,343	50,928
Cash, cash equivalents, and restricted cash at beginning of period	403,313	188,075
Cash, cash equivalents, and restricted cash at end of period	$444,656	$239,003
Supplemental disclosure of cash flow information
Cash paid for interest	$227	$192
Cash paid for income taxes	605	46
Supplemental disclosure of non-cash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,830	$—
Vesting of early exercised options	205	53
Non-cash issuance shares through Employee Stock Purchase Plan	1,882	—
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$444,605	$238,502
Restricted cash	51	501
Total cash, cash equivalents and restricted cash	$444,656	$239,003

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(23,310)	$(7,770)
Add:
Interest expense, net	277	254
Provision for income taxes	528	370
Depreciation and amortization	1,517	1,245
Foreign exchange (gain) loss	(669)	(1,426)
Stock-based compensation expense, net	9,594	1,522
Adjusted EBITDA	$(12,063)	$(5,805)

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended March 31,
(in thousands)	2022	2021
Customer support and operations	$13,870	$8,631
Excluding: Stock-based compensation expense, net	93	8
Non-GAAP customer support and operations	$13,777	$8,623

	Three Months Ended March 31,
	2022	2021
Marketing	$40,621	$26,116
Excluding: Stock-based compensation expense, net	1,032	285
Non-GAAP marketing	$39,589	$25,831

	Three Months Ended March 31,
	2022	2021
Technology and development	$23,575	$11,644
Excluding: Stock-based compensation expense, net	4,072	590
Non-GAAP technology and development	$19,503	$11,054

	Three Months Ended March 31,
	2022	2021
General and administrative	$23,342	$10,882
Excluding: Stock-based compensation expense, net	4,397	639
Non-GAAP general and administrative	$18,945	$10,243